Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE CRYPTO COMPANY

CONVERTIBLE PROMISSORY NOTE

Note Principal Amount: $________________

Contributed Tokens: [AVAX/BTC/ETH/XRP]____

Date of Note: August ____, 2025

FOR VALUE RECEIVED, The Crypto Company, a Nevada corporation (the “Company”) promises to pay to [Investor Name] (“Investor”), or its registered assigns, the principal amount of $[Note Principal Amount] (the “Principal Amount”) (this “Note”) and issue shares of Common Stock as set forth in the Subscription Agreement by and between the Company and Investor dated as of the date hereof (the “Subscription Agreement”). The Principal Amount shall be due and payable on the earlier of (i) the six month anniversary of the date of this note (the “Maturity Date”) or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments

(a) No Interest. This Note shall not accrue interest.

(b) Early Repayment. Investor may request full repayment of this Note at any time prior to the Maturity Date. If Investor contributes USD, the Note will be repaid in BTC, in an amount equal to 90% of the BTC market value of the Principal Amount on the date the Company purchases BTC. If Investor contributes Tokens, the Note will be repaid in the same Token, in an amount equal to 90% of the quantity of contributed Token.

2. Events of Default and Segregation of Wallets.

(a) The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(ii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

(b) Segregated Wallets. The Company hereby represents and warrants that all Tokens invested by Investor will be held in a unique, segregated wallet (or wallets, in the event of multiple Token types) maintained solely in Investor’s name. Investor’s Tokens (including BTC purchased by the Company using USD contributed by Investor hereunder, if any) will not be used to satisfy any Company debts in the event of an Event of Default or to satisfy any other indebtedness of the Company. In such an event, the Company shall ensure that Investor is repaid directly from their respective Segregated Wallet(s) prior to any other distributions, claims, or proceedings related to bankruptcy, insolvency, or similar actions. The Company further represents and warrants that no third party, including any creditor or lienholder, has or will have any priority claim, lien, or encumbrance on the Tokens held in Investor’s Segregated Wallet(s).

3. Repayment Upon Maturity; Change of Control

(a) Maturity Date. On the Maturity Date, at Investor’s election that needs to be made at least ten days prior to the Maturity Date, the Principal Amount shall either (a) convert into a number of Shares equal to 135% of the Principal Amount divided by the cash value of one share of Common Stock, as determined by the average close price for the prior 10 trading days calculated on the Maturity Date; or (b) (i) if Investor contributes USD, be repaid in BTC, in an amount equal to the BTC market value of the Principal Amount on the date the Company purchases BTC, or (ii) if Investor contributes Tokens, be repaid in the same Token, in the quantity contributed. In case Investor fails to make an election, the Principal Amount shall convert into Shares pursuant to Section 3(a)(a).

(b) Conversion. In connection with the conversion of this Note into shares of Common Stock pursuant to this Section 3, Investor hereby agrees to (i) deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the time of conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 3, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence, and (ii) execute and deliver to the Company all transaction documents related to such conversion. Investor acknowledges that such documents will contain customary representations, warranties and restrictions.

(c) Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph or repayment of this Note pursuant to Section 3(a)(b), the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(e) Change of Control. If a Change of Control occurs prior to any repayment of this Note, Investor may elect to accelerate the Maturity Date of this Note such that the Principal Amount shall be due and payable as of the date of the Change of Control.

(f) Rule 144 Resale. For purposes of Rule 144(d) under the Securities Act, the Shares shall be deemed acquired and fully paid as of the date of this Agreement, notwithstanding that they will be issued on the Maturity Date and can be sold on the open market. The Company shall remain in compliance with Rule 144(c) and, upon Purchaser’s request, cause removal of any restrictive legend when resale is permitted under Rule 144. In connection with any proposed sale or transfer of the Shares in reliance upon Rule 144, the Company may require Investor to obtain, at Investor’s sole cost and expense, a customary legal opinion of counsel reasonably satisfactory to the Company, including from the Company counsel at a pre-determined rate, and its transfer agent to the effect that such sale or transfer is in compliance with the Securities Act. Investor agrees that any fees and expenses of counsel in preparing and delivering such opinion shall be borne by Investor.

4. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“AVAX” shall mean Avalanche, the native digital asset of the Avalanche blockchain network, used for payments within the Avalanche ecosystem.

“BTC” shall mean Bitcoin, the decentralized digital currency operating on the Bitcoin blockchain protocol.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

“ETH” shall mean Ether, the digital asset native to the Ethereum blockchain, used as a medium of exchange and for paying transaction fees on the Ethereum network.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors who have purchased Notes.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the Subscription Agreement, including, all fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time and whether or not allowed or allowable as a claim in any such proceeding.

“Notes” shall mean the convertible promissory notes, with the aggregate principal amount of up to $1,025,000 or equivalent value of AVAX, BTC, ETH, SOL, XRP or certain other cryptocurrencies, issued by the Company that are substantially identical to this Note in all material respects, provided that the Notes may differ in the following respects: (i) the Date of Note, (ii) the Note Principal Amount, (iii) the Maturity Date and (iv) the Investor.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Principal Balance” is the outstanding principal amount of this Note.

“Shares” shall mean the shares of Common Stock issued upon conversion of this Note in accordance with the terms hereof.

“SOL” shall mean Solana, the native digital asset of the Solana blockchain network, used for payments on the Solana platform.

“Tokens” shall mean cryptocurrencies, including but not limited to, BTC, ETH, SOL, and XRP.

“Transaction Documents” shall mean this Note, and each of the other Notes.

“USD” shall mean lawful money of the United States of America.

“XRP” shall mean the native digital asset of the XRP Ledger, a decentralized blockchain network.

5. Miscellaneous

(a) Use of Proceeds. If the Principal Amount is paid to the Company in USD, the Principal Amount shall be used by the Company to purchase BTC. All Tokens received from Investor shall be deposited to the Company’s Digital Asset Treasury, which is custodied by Anchorage Digital Bank, and shall not be transferred or encumbered by the Company until this Note is repaid or converted in full.

(b) Successors and Assigns.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(c) Accredited Investor. Investor hereby represents and warrants that he is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D.

(d) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor. Any amendment, waiver, or modification effected in accordance with this Section 6(d) will be binding upon each holder of a Note; ; provided, however, that no such amendment, waiver or consent shall reduce the Principal Amount of this Note without Investor’s written consent.

(e) Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) when received, (ii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant email address, (iii) when delivered personally, (iv) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (v) one business day after being deposited with an overnight courier service of recognized standing or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid.

(f) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

(h) Entire Agreement. This Note, the Subscription Agreement and the exhibits thereto (which are incorporated herein by this reference) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and specifically supersedes any prior agreement, arrangement, or understanding between the parties regarding such subject matter, whether written or oral. All section and exhibit references herein, unless specifically indicated otherwise, refer to sections of or exhibits to this Note.

(i) Legal Representation. Investor acknowledges that: (i) BakerHostetler LLP (the “Firm”) has represented the Company in connection with the offering of the Note and the Subscription Shares, and assisted the Company with certain of the other documents in its capacity as counsel for the Company; (ii) the Firm does not represent Investor; and (iii) Investor is advised and encouraged by the Firm to seek independent counsel in connection with Investor’s purchase of this Note and the Subscription Shares. The Firm is an intended third-party beneficiary of this provision.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

COMPANY:

The Crypto Company

By:
Name:	Ron Levy
Title:	Chief Executive Officer

Agreed and Accepted:

INVESTOR:

[Investor]

By:
Name:
Title: